Exhibit 99.1

News Release

CONTACT: Investor Relations
(480) 734-2060
investor@taylormorrison.com

Taylor Morrison Reports Fourth Quarter 2020 Results, Including 31% Year-Over-Year Growth to 3.4 Net Sales Orders per Community

SCOTTSDALE, Ariz., Feb. 10, 2021 –– Taylor Morrison Home Corporation (NYSE: TMHC), the nation’s fifth largest homebuilder, today announced financial results for the fourth quarter ended Dec. 31, 2020. The Company reported net income of $94 million, or $0.72 per diluted share, up 41 percent from the prior-year period. Adjusted net income was $115 million, or $0.87 per diluted share, after excluding transaction-related expenses and other unusual items.

The Company’s fourth quarter included the following results, as compared to the prior-year quarter:

•	Monthly absorptions increased 31 percent to 3.4 net sales orders per community, among the highest levels in its public company history.

•	Total revenue increased six percent to $1.6 billion.

•	GAAP home closings gross margin increased 410 basis points to 18.3 percent.

•	Adjusted home closings gross margin, exclusive of purchase accounting and other charges, increased 110 basis points to 19.0 percent.

•	SG&A as a percentage of home closings revenue declined 40 basis points to 9.6 percent.

“Our fourth quarter results reflect the vibrant housing market and the initial traction we are seeing as a combined organization following our acquisition of William Lyon Homes one year ago,” said Sheryl Palmer, Taylor Morrison Chairman and CEO. “We drove 46 percent year-over-year growth in net sales orders, a 110 basis point sequential improvement in our home closings gross margin and ended the year with a company-record backlog of more than 8,400 homes valued at over $4.2 billion.”

“Following years of strategic growth into one of the country’s leading homebuilders with deep penetration across our markets and a well-balanced product portfolio that serves the needs of today’s homebuyers, our top priority in 2021 is demonstrating the financial and operational benefits of our enhanced scale through an unrelenting focus on operational effectiveness and capital efficiency. We are committed to driving improved returns that are reflective of our market depth, efficient homebuilding operations and valuable land portfolio, and expect 2021 to be a pivotal year for our organization.”

“After exceeding our deleveraging targets over the last twelve months, we now expect to build on the positive momentum and further reduce our net debt-to-capitalization to the low-30 percent range by the end of 2021. Equipped with strong operating cash flow and $1.3 billion in liquidity, we have the financial flexibility to achieve our capital allocation priorities to enhance the long-term value of our company by investing in our core homebuilding business and growing build-to-rent operations, reducing our net debt and returning excess capital to shareholders via share repurchases,” said Dave Cone, Executive Vice President and Chief Financial Officer.

Business Highlights (All comparisons are of the current quarter to the prior-year quarter, unless otherwise indicated.)

Homebuilding

•	Net sales orders increased 46 percent to 3,724, driven by strength across geographies and consumer segments.

•	Monthly absorptions increased 31 percent to 3.4 net sales orders per community, tied with the second highest level in the company’s public history behind only last quarter’s record sales pace of 3.8.

•

Average community count increased 11 percent to 368, although this was down six percent from 393 in the third quarter of 2020 due to accelerated close-outs of existing communities from strong sales activity that outpaced new community openings. Management currently anticipates modest community growth beginning in late 2022 before a more meaningful increase in 2023.

•

Home closings revenue increased five percent to $1.5 billion, driven by a seven percent increase in average sales price to approximately $483,000, partially offset by a two percent decline in closings.

•	GAAP home closings gross margin increased 410 basis points to 18.3 percent.

•	After excluding the impact of purchase accounting and other charges, adjusted home closings gross margin increased 110 basis points to 19.0 percent.

•	SG&A as a percentage of home closings revenue decreased 40 basis points to 9.6 percent.

•	The Company had 8,403 units in backlog, up 78 percent, with a sales value of $4.2 billion, up 86 percent.

Land Portfolio

•	The Company invested $370 million in land and development during the quarter and $1.4 billion during the year.

•

Total homebuilding lot supply equaled approximately 70,000, of which 69 percent was owned and 31 percent was controlled. Based on trailing twelve-month home closings, this represented 5.5 years of total supply and 3.8 years of owned supply.

Financial Services

•	The financial services’ capture rate increased to 85 percent in the fourth quarter from 80 percent in the fourth quarter of 2019, reaching the highest level in our company history.

Balance Sheet

•

At quarter end, total available liquidity equaled approximately $1.3 billion, including $533 million of unrestricted cash and $736 million of undrawn capacity on the Company’s $800 million corporate revolver.

•	The net debt-to-capitalization ratio declined 290 basis points sequentially to 38.7 percent from 41.6 percent at the end of the third quarter.

•	The company currently anticipates its net debt-to-capitalization ratio to fall further to the low-30 percent range by year-end 2021 versus its prior expectation of high-30 percent.

Business Outlook

First Quarter 2021

•	Average active community count is expected to be approximately 360 to 365

•	Home closings are expected to be between 2,850 to 2,950

•	GAAP home closings gross margin is expected to be in the mid-18 percent range

•	Effective tax rate is expected to be approximately 23.0 percent

•	Diluted share count is expected to be approximately 131 million

Full Year 2021

•	Average active community count is expected to be approximately 360 to 365

•	Home closings are expected to be between 14,500 to 15,000

•	GAAP home closings gross margin is expected to be about 19 percent

•	SG&A as a percentage of home closings revenue is expected to be in the mid-9 percent range

•	Effective tax rate is expected to be approximately 23.0 percent

•	Diluted share count is expected to be approximately 130 million

•	Land and development spend is expected to be approximately $2.0 billion

Annual Financial Comparison

($ in thousands)

	2020	2019	2020 vs. 2019

Total Revenue	$6,129,320	$4,762,059	28.7%

Home Closings Revenue	$5,863,652	$4,623,484	26.8%

Home Closings Gross Margin	$975,895	$786,627	24.1%

	16.6%	17.0%	40 bps decrease

Adjusted Home Closings Gross Margin	$1,055,223	$839,357	25.7%

	18.0%	18.2%	20 bps decrease

SG&A	$572,375	$490,271	16.7%

% of Home Closings Revenue	9.8%	10.6%	80 bps leverage

Quarterly Financial Comparison

($ in thousands)

	Q4 2020	Q4 2019	Q4 2020 vs. Q4 2019

Total Revenue	$1,557,502	$1,466,436	6.2%

Home Closings Revenue	$1,487,434	$1,418,232	4.9%

Home Closings Gross Margin	$272,600	$201,343	35.4%

	18.3%	14.2%	410 bps increase

Adjusted Home Closings Gross Margin	$282,511	$254,073	11.2%

	19.0%	17.9%	110 bps increase

SG&A	$143,205	$142,472	0.5%

% of Home Closings Revenue	9.6%	10.0%	40 bps leverage

Earnings Webcast

A public webcast to discuss the fourth quarter 2020 earnings will be held later today at 8:30 a.m. Eastern time. The participant dial-in is 1 (855) 470-8731 and the passcode is 8817967. More information can be found on the Company’s investor relations website at investors.taylormorrison.com. A webcast replay will also be available on the site later today and will be available for one year from the date of the original earnings call.

About Taylor Morrison

Taylor Morrison Home Corporation (NYSE: TMHC) is the nation’s fifth largest homebuilder and developer based in Scottsdale, Arizona, that has been recognized as America’s Most Trusted® Home Builder for six years running (2016-2021). Operating under a family of brands including Taylor Morrison, Darling Homes, William Lyon Signature Home and Christopher Todd Communities built by Taylor Morrison, we serve consumer groups coast to coast, from first-time to move-up, luxury and 55-plus buyers. Our unwavering pledge to sustainability, our communities and our team—outlined in the 2019 Environmental, Social and Governance (ESG) Report—extends to designing thoughtful living experiences homeowners can be proud of for generations to come.

For more information about Taylor Morrison, Darling Homes and William Lyon Signature, please visit www.taylormorrison.com or www.darlinghomes.com.

Forward-Looking Statements

This earnings summary includes “forward-looking statements.” These statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these statements. You can identify these statements by the fact that they do not relate to matters of a strictly factual or historical nature and generally discuss or relate to forecasts, estimates or other expectations regarding future events. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “may,” “can,” “could,” “might,” “will” and similar expressions identify forward-looking statements, including statements related to expected financial, operating and performance results, planned transactions, planned objectives of management, future developments or conditions in the industries in which we participate and other trends, developments and uncertainties that may affect our business in the future.

Such risks, uncertainties and other factors include, among other things: the scale and scope of the COVID-19 (coronavirus) outbreak and resulting pandemic; changes in general and local economic conditions; slowdowns or severe downturns in the housing market; homebuyers’ ability to obtain suitable financing; increases in interest rates, taxes or government fees; shortages in, disruptions of and cost of labor; higher cancellation rates of existing agreements of sale; competition in our industry; any increase in unemployment or underemployment; inflation or deflation; the seasonality of our business; our ability to obtain additional performance, payment and completion surety bonds and letters of credit; significant home warranty and construction defect claims; our reliance on subcontractors; failure to manage land acquisitions, inventory and development and construction processes; availability of land and lots at competitive prices; decreases in the market value of our land inventory; new or changing government regulations and legal challenges; our compliance with environmental laws and regulations regarding climate change; our ability to sell mortgages we originate and claims on loans sold to third parties; governmental regulation applicable to our financial services and title services business; the loss of any of our important commercial lender relationships; our ability to use deferred tax assets; raw materials and building supply shortages and price fluctuations; our concentration of significant operations in certain geographic areas; risks associated with our unconsolidated joint venture arrangements; information technology failures and data security breaches; costs to engage in and the success of future growth or expansion of our operations or acquisitions or disposals of businesses; costs associated with our defined benefit and defined contribution pension schemes; damages associated with any major health and safety incident; our ownership, leasing or occupation of land and the use of hazardous materials; existing or future litigation, arbitration or other claims; negative publicity or poor relations with the residents of our communities; failure to recruit, retain and develop highly skilled, competent people; utility and resource shortages or rate fluctuations; constriction of the capital markets; risks related to our substantial debt and the agreements governing such debt, including restrictive covenants contained in such agreements; our ability to access the capital markets; the risks associated with maintaining effective internal controls over financial reporting; provisions in our charter and bylaws that may delay or prevent an acquisition by a third party; and our ability to effectively manage our expanded operations.

In addition, other such risks and uncertainties may be found in our most recent annual report on Form 10-K and our subsequent quarterly reports filed with the Securities and Exchange Commission (SEC) as such factors may be updated from time to time in our periodic filings with the SEC. We undertake no duty to update any forward-looking statement, whether as a result of new information, future events or changes in our expectations, except as required by applicable law.

Taylor Morrison Home Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Home closings revenue, net	$1,487,434	$1,418,232	$5,863,652	$4,623,484
Land closings revenue	25,028	12,690	65,269	27,081
Financial services revenue	40,040	30,698	155,827	92,815
Amenity and other revenue	5,000	4,816	44,572	18,679

Total revenues	1,557,502	1,466,436	6,129,320	4,762,059
Cost of home closings	1,214,834	1,216,889	4,887,757	3,836,857
Cost of land closings	21,796	23,453	64,432	32,871
Financial services expenses	23,260	14,491	88,910	51,086
Amenity and other expense	5,016	4,401	44,002	17,155

Total cost of revenues	1,264,906	1,259,234	5,085,101	3,937,969
Gross margin	292,596	207,202	1,044,219	824,090
Sales, commissions and other marketing costs	95,116	93,611	377,496	320,420
General and administrative expenses	48,089	48,861	194,879	169,851
Equity in income of unconsolidated entities	(2,298)	(1,526)	(11,176)	(9,509)
Interest income, net	(362)	(423)	(1,606)	(2,673)
Other expense, net	15,668	8,718	23,092	7,226
Transaction expenses	17,293	4,201	127,170	10,697
Loss on extinguishment of debt, net	—	—	10,247	5,806

Income before income taxes	119,090	53,760	324,117	322,272
Income tax provision/(benefit)	22,428	(949)	74,590	67,358

Net income before allocation to non-controlling interests	96,662	54,709	249,527	254,914
Net income attributable to non-controlling interests - joint ventures	(2,243)	(51)	(6,088)	(262)

Net income available to Taylor Morrison Home Corporation	$94,419	$54,658	$243,439	$254,652

Earnings per common share
Basic	$0.73	$0.52	$1.90	$2.38
Diluted	$0.72	$0.51	$1.88	$2.35
Weighted average number of shares of common stock:
Basic	129,891	105,835	127,812	106,997
Diluted	132,052	107,406	129,170	108,289

Taylor Morrison Home Corporation

Condensed Consolidated Balance Sheets

(In thousands)

	December 31, 2020	December 31, 2019
Assets
Cash and cash equivalents	$532,843	$326,437
Restricted cash	1,266	2,135

Total cash, cash equivalents, and restricted cash	534,109	328,572
Owned inventory	5,209,653	3,967,359
Consolidated real estate not owned	122,773	19,185

Total real estate inventory	5,332,426	3,986,544
Land deposits	125,625	39,810
Mortgage loans held for sale	201,177	190,880
Derivative assets	5,294	2,099
Lease right of use assets	73,222	36,663
Prepaid expenses and other assets, net	242,744	86,152
Other receivables, net	96,241	70,447
Investments in unconsolidated entities	127,955	128,759
Deferred tax assets, net	238,078	140,466
Property and equipment, net	97,927	85,866
Goodwill	663,197	149,428

Total assets	$7,737,995	$5,245,686

Liabilities
Accounts payable	$215,047	$164,580
Accrued expenses and other liabilities	430,067	325,368
Lease liabilities	83,240	42,317
Income taxes payable	12,841	3,719
Customer deposits	311,257	167,328
Estimated development liability	40,625	36,705
Senior notes, net	2,452,365	1,635,008
Loans payable and other borrowings	348,741	182,531
Revolving credit facility borrowings	—	—
Mortgage warehouse borrowings	127,289	123,233
Liabilities attributable to consolidated real estate not owned	122,773	19,185

Total liabilities	$4,144,245	$2,699,974

Stockholders’ Equity
Total stockholders’ equity	3,593,750	2,545,712

Total liabilities and stockholders’ equity	$7,737,995	$5,245,686

Homes Closed and Home Closings Revenue, Net:

	Three Months Ended December 31,
	Homes Closed			Home Closings Revenue, Net			Average Selling Price
($ in thousands)	2020	2019	Change	2020	2019	Change	2020	2019	Change

East	1,152	1,652	(30.3)%	$494,497	$653,420	(24.3)%	$429	$396	8.3%

Central	757	840	(9.9)	348,764	402,786	(13.4)	461	480	(4.0)

West	1,173	644	82.1	644,174	362,026	77.9	549	562	(2.3)

Total	3,082	3,136	(1.7)%	$1,487,435	$1,418,232	4.9%	$483	$452	6.9%

	Twelve Months Ended December 31,
	Homes Closed			Home Closings Revenue, Net			Average Selling Price
($ in thousands)	2020	2019	Change	2020	2019	Change	2020	2019	Change

East	4,450	4,715	(5.6)%	$1,856,580	$1,912,179	(2.9)%	$417	$406	2.7%

Central	3,548	2,784	27.4	1,618,978	1,327,197	22.0	456	477	(4.4)

West	4,526	2,465	83.6	2,388,094	1,384,108	72.5	528	562	(6.0)

Total	12,524	9,964	25.7%	$5,863,652	$4,623,484	26.8%	$468	$464	0.9%

Net Sales Orders:
	Three Months Ended December 31,
	Net Sales Orders			Sales Value			Average Selling Price
($ in thousands)	2020	2019	Change	2020	2019	Change	2020	2019	Change

East	1,384	1,282	8.0%	$656,541	$509,633	28.8%	$474	$398	19.1%

Central	824	639	29.0	429,287	304,901	40.8	521	477	9.2

West	1,516	631	140.3	877,024	344,045	154.9	579	545	6.2

Total	3,724	2,552	45.9%	$1,962,852	$1,158,579	69.4%	$527	$454	16.1%

	Twelve Months Ended December 31,
	Net Sales Orders			Sales Value			Average Selling Price
($ in thousands)	2020	2019	Change	2020	2019	Change	2020	2019	Change

East	5,469	4,893	11.8%	$2,385,530	$1,979,100	20.5%	$436	$404	7.9%

Central	3,866	3,019	28.1	1,828,183	1,434,406	27.5	473	475	(0.4)

West	5,733	2,605	120.1	3,098,862	1,405,357	120.5	541	539	0.4

Total	15,068	10,517	43.3%	$7,312,575	$4,818,863	51.7%	$485	$458	5.9%

Sales Order Backlog:
	As of December 31,
	Sold Homes in Backlog			Sales Value			Average Selling Price
($ in thousands)	2020	2019	Change	2020	2019	Change	2020	2019	Change

East	2,835	1,816	56.1%	$1,320,436	$791,485	66.8%	$466	$436	6.9%

Central	2,398	1,655	44.9	1,200,149	839,004	43.0	500	507	(1.4)

West	3,170	1,240	155.6	1,706,861	644,459	164.9	538	520	3.5

Total	8,403	4,711	78.4%	$4,227,446	$2,274,948	85.8%	$503	$483	4.1%

Average Active Selling Communities:

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2020	2019	Change	2020	2019	Change

East	139	152	(8.6)%	145	159	(8.8)%

Central	113	124	(8.9)	124	134	(7.5)

West	116	57	103.5	117	58	101.7

Total	368	333	10.5%	386	351	10.0%

Reconciliation of Non-GAAP Financial Measures

In addition to the results reported in accordance with accounting principles generally accepted in the United States (“GAAP”), we have provided information in this press release relating to: (i) adjusted income before income taxes and related margin, (ii) EBITDA and adjusted EBITDA, (iii) adjusted net income and adjusted earnings per share, (iv) net homebuilding debt to capitalization ratio, and (v) adjusted home closings gross margin.

Adjusted income before income taxes (and related margin) is a non-GAAP financial measure that reflects our income before income taxes excluding the impact of purchase accounting adjustments related to the acquisition of William Lyon Homes (“WLH”), transaction expenses, loss on extinguishment of debt, inventory impairment and warranty charges and legal costs relating thereto and the write-off of our Chicago operations, as applicable. EBITDA and Adjusted EBITDA are non-GAAP financial measures that measure performance by adjusting net income before allocation to non-controlling interests to exclude interest income/(expense), net, amortization of capitalized interest, income taxes, depreciation and amortization (EBITDA), non-cash compensation expense, if any, purchase accounting adjustments relating to the acquisition of WLH, transaction expenses, loss on extinguishment of debt, inventory impairment and warranty charges and legal costs relating thereto and the write-off of our Chicago operations, as applicable. Adjusted net income and adjusted earnings per share are non-GAAP financial measures that reflect the net income available to the Company excluding the impact of purchase accounting adjustments relating to the acquisition of WLH, transaction expenses, loss on extinguishment of debt, inventory impairment and warranty charges and legal costs relating thereto, the write-off of our Chicago operations and the tax impact due to such adjustments, as applicable. Net homebuilding debt to capitalization ratio is a non-GAAP financial measure we calculate by dividing (i) total debt, less unamortized debt issuance costs/premiums and mortgage warehouse borrowings, net of unrestricted cash and cash equivalents, by (ii) total capitalization (the sum of net homebuilding debt and total stockholders’ equity). Adjusted home closings gross margin is a non-GAAP financial measure based on GAAP home closings gross margin (which is inclusive of capitalized interest), excluding purchase accounting adjustments relating to the acquisition of WLH and inventory impairment and warranty charges, as applicable.

Management uses these non-GAAP financial measures to evaluate our performance on a consolidated basis, as well as the performance of our regions, and to set targets for performance-based compensation. We also use the ratio of net homebuilding debt to total capitalization as an indicator of overall leverage and to evaluate our performance against other companies in the homebuilding industry. A reconciliation of our forward-looking net homebuilding debt to capitalization ratio to the most directly comparable GAAP financial measure cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted. In the future, we may include additional adjustments in the above-described non-GAAP financial measures to the extent we deem them appropriate and useful to management and investors.

We believe that adjusted income before income taxes and related margin, adjusted net income and adjusted earnings per share, as well as EBITDA and adjusted EBITDA, are useful for investors in order to allow them to evaluate our operations without the effects of various items we do not believe are characteristic of our ongoing operations or performance and also because such metrics assist both investors and management in analyzing and benchmarking the performance and value of our business. Adjusted EBITDA also provides an indicator of general economic performance that is not affected by fluctuations in interest rates or effective tax rates, levels of depreciation or amortization, or unusual items. Because we use the ratio of net homebuilding debt to total capitalization to evaluate our performance against other companies in the homebuilding industry, we believe this measure is also relevant and useful to investors for that reason. We believe that adjusted home closings gross margin is useful to investors because it allows investors to evaluate the performance of our homebuilding operations without the varying effects of items or transactions we do not believe are characteristic of our ongoing operations or performance.

These non-GAAP financial measures should be considered in addition to, rather than as a substitute for, the comparable U.S. GAAP financial measures of our operating performance or liquidity. Although other companies in the homebuilding industry may report similar information, their definitions may differ. We urge investors to understand the methods used by other companies to calculate similarly-titled non-GAAP financial measures before comparing their measures to ours.

Adjusted Net Income and Adjusted Earnings Per Share

	Three Months Ended December 31,		Twelve Months Ended December 31,
($ in thousands, except per share data)	2020	2019	2020	2019
Net income available to TMHC	$94,419	$54,658	$243,439	$254,652
William Lyon Homes related purchase accounting adjustments	300	—	74,068	—
Inventory impairment charges	9,611	8,928	9,611	8,928
Transaction expenses	17,293	4,201	127,170	10,697
Loss on extinguishment of debt, net	—	—	10,247	5,806
Warranty charge	—	43,133	—	43,133
Write-off Chicago operations	—	13,285	—	13,285
Legal cost relating to warranty charge	—	6,800	—	6,800
Tax impact due to above non-GAAP reconciling items	(6,224)	(17,632)	(46,120)	(20,578)

Adjusted net income	$115,399	$113,373	$418,415	$322,723

Basic weighted average shares	129,891	105,835	127,812	106,997
Adjusted earnings per common share - Basic	$0.89	$1.07	$3.27	$3.02

Diluted weighted average shares	132,052	107,406	129,170	108,289
Adjusted earnings per common share - Diluted	$0.87	$1.06	$3.24	$2.98

Adjusted Income Before Income Taxes and Related Margin

	Three Months Ended December 31,		Twelve Months Ended December 31,
($ in thousands)	2020	2019	2020	2019
Income before income taxes	$119,090	$53,760	$324,117	$322,272
William Lyon Homes related purchase accounting adjustments	300	—	74,068	—
Inventory impairment charges	9,611	8,928	9,611	8,928
Transaction expenses	17,293	4,201	127,170	10,697
Loss on extinguishment of debt, net	—	—	10,247	5,806
Warranty charge	—	43,133	—	43,133
Write-off Chicago operations	—	13,285	—	13,285
Legal cost relating to warranty charge	—	6,800	—	6,800

Adjusted income before income taxes	$146,294	$130,107	$545,213	$410,921

Total revenues	$1,557,502	$1,466,436	$6,129,320	$4,762,059
Income before income taxes margin	7.6%	3.7%	5.3%	6.8%
Adjusted income before income taxes margin	9.4%	8.9%	8.9%	8.6%

Adjusted Home Closings Gross Margin

	Three Months Ended December 31,		Twelve Months Ended December 31,
($ in thousands)	2020	2019	2020	2019
Home closings revenue	$1,487,434	$1,418,232	$5,863,652	$4,623,484
Cost of home closings	$1,214,834	$1,216,889	$4,887,757	$3,836,857

Home closings gross margin	$272,600	$201,343	$975,895	$786,627
William Lyon Homes homebuilding related purchase accounting adjustments	300	—	69,717	—
Inventory impairment charges(1)	9,611	9,384	9,611	9,384
Warranty charge	—	43,346	—	43,346

Adjusted home closings gross margin	$282,511	$254,073	$1,055,223	$839,357

Home closings gross margin as a percentage of home closings revenue	18.3%	14.2%	16.6%	17.0%
Adjusted home closings gross margin as a percentage of home closings revenue	19.0%	17.9%	18.0%	18.2%
(1)	2019 includes $0.5 million of impairment relating to our Chicago operations write-off.

EBITDA and Adjusted EBITDA Reconciliation

	Three Months Ended December 31,
($ in thousands)	2020	2019
Net income before allocation to non-controlling interests	$96,662	$54,709
Interest income, net	(362)	(423)
Amortization of capitalized interest	28,612	30,614
Income tax provision/(benefit)	22,428	(949)
Depreciation and amortization	2,042	1,436

EBITDA	$149,382	$85,387
Non-cash compensation expense	4,869	3,827
William Lyon Homes related purchase accounting adjustments	300	—
Inventory impairment charges	9,611	8,928
Transaction expenses	17,293	4,201
Warranty charge	—	43,133
Write off of Chicago operations	—	13,285
Legal cost relating to warranty charge	—	6,800

Adjusted EBITDA	$181,455	$165,561

Total revenues	$1,557,502	$1,466,436
EBITDA as a percentage of total revenues	9.6%	5.8%
Adjusted EBITDA as a percentage of total revenues	11.7%	11.3%

Net Homebuilding Debt to Capitalization Ratio Reconciliation

($ in thousands)	As of December 31, 2020	As of September 30, 2020
Total debt	$2,928,395	$3,180,072
Less unamortized debt issuance premiums, net	2,365	2,526
Less mortgage warehouse borrowings	127,289	109,593

Total homebuilding debt	$2,798,741	$3,067,953
Less cash and cash equivalents	532,843	547,916

Net homebuilding debt	$2,265,898	$2,520,037
Total equity	3,593,750	3,542,135

Total capitalization	$5,859,648	$6,062,172

Net homebuilding debt to capitalization ratio	38.7%	41.6%